Contact:	Thomas J. Sargeant
Executive Vice President, Chief Financial Officer
AvalonBay Communities, Inc.
703-317-4635

For Immediate Release

AVALONBAY COMMUNITIES ANNOUNCES
THIRD QUARTER 2003 OPERATING RESULTS

ALEXANDRIA, VA (October 21, 2003) — AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today its third quarter 2003 operating results. Highlights follow:

•	Earnings per Share diluted (“EPS”) for the quarter ended September 30, 2003 was $0.79 compared to $0.35 for the comparable period of 2002, a per share increase of 125.7%. EPS for the nine months ended September 30, 2003 was $2.35 compared to $1.32 for the comparable period of 2002, a per share increase of 78.0%.

•	Funds from Operations diluted (“FFO”) for the quarter ended September 30, 2003 was $0.80 per share compared to $0.87 per share for the same period of 2002, a decrease of 8.0%. FFO per share for the nine months ended September 30, 2003 was $2.46 per share compared to $2.81 per share for the comparable period of 2002, a decrease of 12.5%.

•	For the Company, including discontinued operations, total revenue as compared to the same period of 2002 decreased $3,212,000 or 2.0%, to $157,402,000 for the quarter ended September 30, 2003 and decreased $2,825,000 or 0.6%, to $475,963,000 for the nine months ended September 30, 2003.

•	Established Communities rental revenue decreased 3.5%, operating expenses increased 5.6% and Net Operating Income (“NOI”) decreased 7.6% for the quarter ended September 30, 2003 as compared to the same period of 2002. On a sequential basis, as compared to the second quarter 2003, Established Communities rental revenue decreased 0.6%, operating expenses increased 6.7% and NOI decreased 4.0% for the quarter ended September 30, 2003. Established Communities rental revenue decreased 4.8%, operating expenses increased 6.4% and NOI decreased 9.3% for the nine months ended September 30, 2003 as compared to the same period of 2002.

•	During the third quarter 2003, the Company sold Amberway, a 272 apartment home community in Orange County, California. Also during the third quarter 2003, Falkland Partners, LLC, in which the Company held a 50% membership interest, sold Falkland Chase, a 450 apartment home community in Silver Spring, Maryland. The gross proceeds attributable to the Company from these sales, in the aggregate, totaled $62,750,000 resulting in a gain reported in accordance with Generally Accepted Accounting Principles (“GAAP”) of $37,023,000, of which $23,448,000 is included in joint venture and minority interest. The sales resulted in an Economic Gain of $28,162,000 and the weighted average Initial Year Market Cap Rate related to the sale of these communities was 6.4%.

•	Subsequent to quarter end, the Company sold Avalon at Fair Lakes, a 234 apartment home community in Fairfax, Virginia. The community was sold for a gross sales price of $48,500,000 resulting in a gain as

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reported in accordance with GAAP of approximately $28,200,000, an Economic Gain of approximately $24,500,000, and an Economic Gain as a percentage of Total Capital Cost of 104.4%.

•	The Company expects EPS (diluted) within a range of $1.35 to $1.38 for the fourth quarter of 2003 and $3.72 to $3.75 for the full year 2003. The Company expects Projected FFO (diluted) within a range of $0.79 to $0.82 for the fourth quarter of 2003 and $3.25 to $3.28 for the full year 2003.

Earnings Release and Attachments

In addition to this release, the Company also publishes a complete discussion of its third quarter 2003 operating results (“the Full Release”) and Earnings Release Attachments (“the Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. The Full Release and the Attachments are considered a part of this release and are available through the Company’s website at http://www.avalonbay.com/earnings and via e-mail distribution. The ability to access the Full Release and the Attachments on the Company’s website requires the Adobe Acrobat 5.0 Reader, which may be downloaded at http://www.adobe.com/products/acrobat/readstep.html.

Conference Call and Webcast

The Company will hold a conference call on October 22, 2003 at 1:00 PM Eastern Daylight Time (EDT) to review and answer appropriate questions about these results and projections, the Full Release and Attachments described above, and related matters. The domestic number to call to participate is 1-877-510-2397, and the international number to participate is 1-706-634-5877. The domestic number to hear a replay of this call is 1-800-642-1687, and the international number to hear a replay of this call is 1-706-645-9291 – Access Code: 2733022. A live webcast and an on-line playback of the conference call will also be available on the Company’s website at http://www.avalonbay.com/earnings.

Definitions and Reconciliations

The following Non-GAAP financial measures and other terms, as used within the text of this release, are defined and further explained on Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:

•	FFO

•	Projected FFO

•	Economic Gain

•	Total Capital Cost

•	Initial Year Market Cap Rate

•	Established Communities

•	NOI

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc., headquartered in Alexandria, Virginia, currently owns or holds an ownership interest in 142 apartment communities containing 42,058 apartment homes in ten states and the District of Columbia, of which ten communities are under construction and two communities are under reconstruction. AvalonBay is in the business of developing, redeveloping, acquiring and managing upscale apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s Web Site at http://www.avalonbay.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of the words “expects,” “plans,” “estimates,” “projects,” “intends,”

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“believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, including possible changes in demand for apartment homes, the effects of economic conditions (including interest rates), the impact of competition and competitive pricing, delays in completing developments and lease-ups on schedule, changes in construction costs, the results of financing efforts, the timing and closing of planned dispositions under agreement, the effects of the Company’s accounting policies and other matters detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements.

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter or full year 2003. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2003 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of property, extraordinary gains or losses (as defined by GAAP) and depreciation of real estate assets including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2003	2002	2003	2002

Net income	$57,387	$28,711	$171,242	$106,776
Dividends attributable to preferred stock	(2,175)	(4,026)	(8,569)	(14,087)
Depreciation — real estate assets, including discontinued operations	37,443	36,393	111,932	104,147
Joint venture adjustments	(23,206)	326	(22,626)	965
Minority interest, including discontinued operations	285	406	1,047	1,216
Gain on sale of communities	(13,575)	—	(82,158)	—

FFO attributable to common stockholders	$56,159	$61,810	$170,868	$199,017

Average shares outstanding — diluted	70,531,920	71,049,699	69,524,228	70,944,041

EPS — diluted	$0.79	$0.35	$2.35	$1.32

FFO per common share — diluted	$0.80	$0.87	$2.46	$2.81

Projected FFO, as provided within this release in the Company’s outlook for 2003, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the fourth quarter and full year 2003 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted) — Q4 03	$1.35	$1.38
Projected depreciation (real estate related)	0.50	0.55
Projected gain on sale of communities	(1.06)	(1.11)

Projected FFO per share (diluted) — Q4 03	$0.79	$0.82

	Low	High
	range	range

Projected EPS (diluted) — Full Year 2003	$3.72	$3.75
Projected depreciation (real estate related)	2.11	2.15
Projected gain on sale of communities	(2.58)	(2.62)

Projected FFO per share (diluted) — Full Year 2003	$3.25	$3.28

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities

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Attachment 1 (continued)

presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP is presented below:

		Accumulated
Gross Sales		Depreciation	Economic
Price	GAAP Gain	and Other	Gain

$62,750,000	$37,023,000	$8,861,000	$28,162,000

      Total Capital cost includes all capitalized costs related to a community, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead, other regulatory fees or acquisition and redevelopment costs, all as determined in accordance with GAAP.

Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months following the date of the buyer’s valuation, less estimates for non-routine allowance of approximately $225 - $250 per apartment home, divided by the gross sales price for the community. For this purpose, management’s projection of stabilized operating expenses for the community includes a management fee of approximately 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for the property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses, including capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.

Projected NOI represents management’s estimate, as of the date of this release, of projected stabilized rental revenue minus projected stabilized operating expenses. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and market rents for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs.

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had stabilized operations as of the beginning of the prior year. Therefore, for 2003, Established Communities are communities that have stabilized operations as of January 1, 2002 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

NOI is defined by the Company as total revenue less direct property operating expenses (including property taxes), and excludes corporate-level property management and other indirect operating expenses, interest income and expense, general and administrative expense, joint venture income, minority interest and venture partner interest in profit-sharing, depreciation expense, gain on sale of communities, impairment losses and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

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Attachment 1 (continued)

A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q3	Q3	Q2	YTD	YTD
	2003	2002	2003	2003	2002

Net income	$57,387	$28,711	$76,468	$171,242	$106,776
Property management and other indirect operating expenses	7,577	6,906	7,056	22,630	22,498
Interest income	(852)	(909)	(880)	(2,634)	(3,013)
Interest expense	33,432	31,386	34,249	101,826	86,614
General and administrative expense	3,382	2,966	3,623	10,636	10,009
Joint venture income, minority interest and venture partner interest in profit-sharing	(23,266)	571	27	(23,170)	439
Depreciation expense	37,996	34,723	37,736	112,898	98,618
Gain on sale of communities	(13,575)	—	(54,511)	(82,158)	—
Discontinued operations	(2,278)	(5,261)	(2,984)	(10,001)	(16,169)

NOI from continuing operations	$99,803	$99,093	$100,784	$301,269	$305,772

Established:
Northeast	$24,361	$26,652	$25,935	$75,494	$83,419
Mid-Atlantic	12,160	12,577	12,105	36,273	38,447
Midwest	2,028	2,612	2,248	6,372	7,872
Pacific NW	4,125	4,480	4,107	12,623	14,457
No. California	23,724	26,082	25,134	75,104	84,915
So. California	7,758	7,881	7,732	23,535	23,837

Total Established	74,156	80,284	77,261	229,401	252,947

Other Stabilized	14,184	11,138	13,433	40,761	33,067
Development/Redevelopment	11,284	7,415	10,013	30,471	17,740
Non-Allocated	179	256	77	636	2,018

NOI from continuing operations	$99,803	$99,093	$100,784	$301,269	$305,772

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